Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE SECOND fiscal quarter ENDED December 31, 2020

Reports quarterly revenues of $218.8 million;

Financial impact of COVID-19 largely mitigated through focus on cost saving and other service offerings that benefit from tightening capacity;

Non-asset based variable cost model, diverse service offerings, and low debt levels

Continue to provide Company with flexibility to navigate impact of pandemic

BELLEVUE, WA February 9, 2021 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and six months ended December 31, 2020.

Financial Highlights – Three Months Ended December 31, 2020

•	Revenues reported at $218.8 million for the second fiscal quarter ended December 31, 2020, compared to revenues of $201.9 million for the comparable prior year period.
•

Net revenues, a non-GAAP financial measure, reported at $55.3 million for the second fiscal quarter ended December 31, 2020, compared to net revenues of $56.0 million for the comparable prior year period.

•

Net income reported at $3.8 million, or $0.08 per basic and $0.07 per fully diluted share, compared to net income of $2.6 million, or $0.05 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income, a non-GAAP financial measure, reported at $8.6 million, or $0.17 per basic and fully diluted share for the second fiscal quarter ended December 31, 2020, compared to adjusted net income of $6.3 million, or $0.13 per basic and $0.12 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA, a non-GAAP financial measure, reported at $12.5 million for the second fiscal quarter ended December 31, 2020, compared to adjusted EBITDA of $9.4 million for the comparable prior year period.

CEO Bohn Crain comments on results

"We are very pleased to report another quarter of solid financial results as we navigate through this unique environment,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We reported revenues of $218.8 million and net revenues of $55.3 million for the quarter ended December 31, 2020. Top-line revenue continues to show encouraging growth. However, even more encouraging is that, through a number of cost-saving and other strategic initiatives, we were able to show growth on our bottom line, both domestically and in Canada, even though our net revenues were down slightly. Most notably, Radiant Canada continues to perform well. As well, our Clipper brokerage business in Chicago, which is now trending towards what we believe is its true growth potential. We have been able to achieve growth, continue to report solid financial results, while maintaining very low leverage on our balance sheet. We are continuing to see slow and steady improvement across many industry verticals that we serve, as we’ve worked through a challenging environment with continued broad-based tightening of capacity.”

Mr. Crain continued, “We have learned through this pandemic that our non-asset based variable cost model enables us to maintain profitable growth, while caring for and supporting the needs of our many employees, operating partners and customers. We are also proud to have supported COVID relief and humanitarian efforts within both the private and governmental sectors. Our overall results have been positively influenced by tightening capacity and positive demand trends within a number of the business sectors that we service. These demand trends have produced positive results that more than outweigh the headwinds that are still being experienced in some of the sectors that continue to be challenged by COVID, such as in the retail, hospitality, travel, and trade show sectors. With the diversity of our customers, the strength of our balance sheet, the commitment of our employees, and the eventual recovery of the business sectors that have been most adversely effected by COVID, we are optimistic about the trajectory of the economy and the opportunities that it will present for Radiant. In the months ahead, we will continue to closely monitor how we and the economy are progressing and look forward to re-engaging in acquisition opportunities and/or our stock buy-back activities as the opportunities present themselves.”

Second Fiscal Quarter Ended December 31, 2020 – Financial Results

For the three months ended December 31, 2020, Radiant reported net income of $3.8 million on $218.8 million of revenues, or $0.08 per basic and $0.07 per fully diluted share. For the three months ended December 31, 2019, Radiant reported net income of $2.6 million on $201.9 million of revenues, or $0.05 per basic and fully diluted share.

For the three months ended December 31, 2020, Radiant reported adjusted net income of $8.6 million, or $0.17 per basic and fully diluted share. For the three months ended December 31, 2019, Radiant reported adjusted net income of $6.3 million, or $0.13 per basic and $0.12 per fully diluted share.

For the three months ended December 31, 2020, Radiant reported Adjusted EBITDA of $12.5 million, compared to $9.4 million for the comparable prior year period.

Six Months Ended December 31, 2020 – Financial Results

For the six months ended December 31, 2020, Radiant reported net income of $6.9 million on $394.7 million of revenues, or $0.14 per basic and fully diluted share. For the six months ended December 31, 2019, Radiant reported net income of $5.8 million on $402.5 million of revenues, or $0.12 per basic and $0.11 per fully diluted share.

For the six months ended December 31, 2020, Radiant reported adjusted net income of $15.2 million, or $0.31 per basic and $0.30 per fully diluted share. For the six months ended December 31, 2019, Radiant reported adjusted net income of $12.8 million or $0.26 per basic and $0.25 per fully diluted share.

For the six months ended December 31, 2020, Radiant reported Adjusted EBITDA of $21.8 million, compared to $19.1 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, February 9, 2021 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, February 9, 2021 at 4:30 PM Eastern
DIAL-IN	US (800) 346-7359; Intl. (973) 528-0008
REPLAY	February 10, 2021 at 9:30 AM Eastern to February 23, 2021 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 39834)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/39834.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2020. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	June 30,
(In thousands, except share and per share data)	2020	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,269	$34,841
Accounts receivable, net of allowance of $1,668 and $1,990, respectively	97,893	71,838
Contract assets	21,651	16,312
Income tax receivable	—	780
Prepaid expenses and other current assets	19,974	16,817
Total current assets	146,787	140,588

Property, technology, and equipment, net	20,760	18,712

Goodwill	72,006	72,199
Intangible assets, net	46,048	51,192
Operating lease right-of-use assets	10,132	12,580
Deposits and other assets	4,475	4,769
Total other long-term assets	132,661	140,740
Total assets	$300,208	$300,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$76,620	$65,003
Operating partner commissions payable	13,519	9,131
Accrued expenses	6,618	6,538
Income tax payable	384	—
Current portion of notes payable	4,188	3,800
Current portion of operating lease liability	5,141	6,121
Current portion of finance lease liability	719	688
Current portion of contingent consideration	3,062	2,127
Other current liabilities	343	308
Total current liabilities	110,594	93,716

Notes payable, net of current portion	26,822	48,091
Operating lease liability, net of current portion	5,555	7,192
Finance lease liability, net of current portion	2,143	2,476
Contingent consideration, net of current portion	2,701	2,813
Deferred income taxes	7,058	7,484
Other long-term liabilities	99	93
Total long-term liabilities	44,378	68,149
Total liabilities	154,972	161,865

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,599,912 and 50,188,486 shares issued, and 49,967,065 and 49,555,639 shares outstanding, respectively	32	32
Additional paid-in capital	103,422	102,214
Treasury stock, at cost, 632,847 shares	(2,749)	(2,749)
Retained earnings	44,324	37,424
Accumulated other comprehensive income	51	445
Total Radiant Logistics, Inc. stockholders’ equity	145,080	137,366
Non-controlling interest	156	809
Total equity	145,236	138,175
Total liabilities and equity	$300,208	$300,040

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$218,805	$201,927	$394,682	$402,470

Operating expenses:
Cost of transportation and other services	163,504	145,969	293,416	290,979
Operating partner commissions	24,036	25,370	42,625	49,548
Personnel costs	13,735	15,227	26,512	30,074
Selling, general and administrative expenses	5,568	6,680	11,224	14,343
Depreciation and amortization	4,085	4,095	8,243	8,132
Transition, lease termination, and other costs	—	337	—	328
Change in fair value of contingent consideration	1,850	33	1,850	48
Total operating expenses	212,778	197,711	383,870	393,452

Income from operations	6,027	4,216	10,812	9,018

Other income (expense):
Interest income	3	18	12	33
Interest expense	(728)	(612)	(1,308)	(1,319)
Foreign currency transaction loss	(193)	(25)	(172)	(48)
Change in fair value of interest rate swap contracts	(110)	—	(130)	—
Other	291	44	382	75
Total other expense	(737)	(575)	(1,216)	(1,259)

Income before income taxes	5,290	3,641	9,596	7,759

Income tax expense	(1,402)	(961)	(2,479)	(1,748)

Net income	3,888	2,680	7,117	6,011
Less: net income attributable to non-controlling interest	(76)	(93)	(217)	(189)

Net income attributable to Radiant Logistics, Inc.	$3,812	$2,587	$6,900	$5,822

Other comprehensive income (loss):
Foreign currency translation gain (loss)	1,602	(148)	(394)	(34)
Comprehensive income	$5,490	$2,532	$6,723	$5,977

Income per share:
Basic	$0.08	$0.05	$0.14	$0.12
Diluted	$0.07	$0.05	$0.14	$0.11

Weighted average common shares outstanding:
Basic	49,815,191	49,760,844	49,696,891	49,711,692
Diluted	51,115,524	51,395,063	51,020,456	51,411,538

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, and change in fair value of interest rate swap contracts.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Net Revenues (Non-GAAP measure)	2020	2019	2020	2019
Total revenues	$218,805	$201,927	$394,682	$402,470
Cost of transportation and other services	163,504	145,969	293,416	290,979

Net revenues	$55,301	$55,958	$101,266	$111,491
Net margin	25.3%	27.7%	25.7%	27.7%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2020	2019	2020	2019
Net income attributable to Radiant Logistics, Inc.	$3,812	$2,587	$6,900	$5,822
Income tax expense	1,402	961	2,479	1,748
Depreciation and amortization	4,085	4,095	8,243	8,132
Net interest expense	725	594	1,296	1,286

EBITDA	10,024	8,237	18,918	16,988

Share-based compensation	327	467	471	897
Change in fair value of contingent consideration	1,850	33	1,850	48
Acquisition related costs	1	27	35	312
Litigation costs	26	248	177	432
Transition, lease termination, and other costs	—	337	—	328
Change in fair value of interest rate swap contracts	110	—	130	—
Foreign currency transaction loss	193	25	172	48

Adjusted EBITDA	$12,531	$9,374	$21,753	$19,053
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	22.7%	16.8%	21.5%	17.1%

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income	2020	2019	2020	2019
GAAP net income attributable to Radiant Logistics, Inc.	$3,812	$2,587	$6,900	$5,822
Adjustments to net income:
Income tax expense	1,402	961	2,479	1,748
Depreciation and amortization	4,085	4,095	8,243	8,132
Change in fair value of contingent consideration	1,850	33	1,850	48
Acquisition related costs	1	27	35	312
Litigation costs	26	248	177	432
Transition, lease termination, and other costs	—	337	—	328
Change in fair value of interest rate swap contracts	110	—	130	—
Amortization of debt issuance costs	160	54	264	108

Adjusted net income before income taxes	11,446	8,342	20,078	16,930

Provision for income taxes at 24.5%	(2,804)	(2,044)	(4,919)	(4,148)

Adjusted net income	$8,642	$6,298	$15,159	$12,782

Adjusted net income per common share:
Basic	$0.17	$0.13	$0.31	$0.26
Diluted	$0.17	$0.12	$0.30	$0.25

Weighted average common shares outstanding:
Basic	49,815,191	49,760,844	49,696,891	49,711,692
Diluted	51,115,524	51,395,063	51,020,456	51,411,538